EXHIBIT 99.2

Exelon
2004 Financial Scorecard

($ in millions,
except per share data)	Measure	2004 Results	2004 Target/Estimate
Adjusted (non-GAAP) Operating EPS	Year-to-date	$2.78	$2.75 - $2.90 (Guidance)
Exelon Way O&M Savings (pre-tax)	Program-to-date	$339	$210
	Year-over-year	$176	$47
Exelon Way Cap Ex Savings	Program-to-date	$188	$200
	Year-over-year	$121	$133
Free Cash Flow*	Year-to-date	$1,386	$750
Divestitures/Sales	Net cash proceeds	$404	$375
Credit Measures	EBITDA Interest Coverage**	8.0x	8.3x
	Debt to Total Cap**	47%	48%

* Favorability driven mainly by working capital.
** Excludes transition debt and Boston Generating Facility debt.